Exhibit 99.1

Parent of CFBank, NA

PRESS RELEASE
FOR IMMEDIATE RELEASE:	October 5, 2021
For Further Information:	Timothy T. O'Dell, President & CEO
Phone: 614.318.4660
Email: timodell@cfbankmail.com

CF BANKSHARES INC., PARENT OF CFBANK, NA, ANNOUNCES 33% INCREASE IN QUARTERLY CASH DIVIDEND AND EXPANSION OF STOCK REPURCHASE PLAN

Columbus, Ohio – October 5, 2021 – CF Bankshares Inc. (NASDAQ: CFBK) (the “Company”), the parent of CFBank, NA, today announced that the Board of Directors of the Company declared a quarterly cash dividend on its common stock of $0.04  per share, which represents a 33% increase over its previous quarterly dividend.  The dividend is payable on November 2, 2021 to shareholders of record as of the close of business on October 22, 2021.

Additionally, the Company is increasing the maximum number of shares that can be repurchased under its previously announced stock repurchase program to 350,000 and extending the program through June 30, 2022.

Timothy T. O’Dell, President and CEO, commented “We are pleased to be able to reward our shareholders through increasing our Dividend. Additionally, we believe our stock is a good value. Repurchasing shares underscores our commitment to enhancing shareholder value and demonstrates confidence in our business model. We believe our approach to dividends and stock repurchases is well balanced with Capital retention to take advantage of our significant growth opportunities.

About CF Bankshares Inc. and CFBank

CF Bankshares Inc. (the Company) is a holding company that owns 100% of the stock of CFBank, National Association (CFBank). CFBank is a nationally chartered boutique Commercial Bank operating primarily in Four (4) Major Metro Markets: Columbus, Cleveland and Cincinnati, Ohio, and Indianapolis, Indiana. The current Leadership Team and Board recapitalized the Company and CFBank in 2012 during the financial crisis, repositioning CFBank as a full-service Commercial Bank model. Since the 2012 recapitalization, CFBank has achieved a CAGR of 25%.

CFBank focuses on serving the financial needs of closely held businesses and entrepreneurs, by providing comprehensive Commercial, Retail and Mortgage Lending services presence. In all regional markets, CFBank provides commercial loans and equipment leases, commercial and residential real estate loans and treasury management depository services, residential mortgage lending, and full-service commercial and retail banking services and products.  CFBank is differentiated by our penchant for individualized service coupled with direct customer access to decision makers, and ease of doing business. CFBank matches the sophistication of much larger banks, without the bureaucracy.

CFBank has been recognized as a small cap All-Star performer by Piper Sandler for three consecutive years  (2021, 2020 and 2019) and among the Top 200 Publicly Traded Community Banks by American Banker.  In addition, CFBank is rated 5 Stars by Bauer.

CFBank also offers its clients the convenience of online internet banking, mobile banking, and remote deposit capabilities.

Additional information about the Company and CFBank is available at www.CF.Bank

FORWARD LOOKING STATEMENTS

This press release and other materials we have filed or may file with the Securities and Exchange Commission (“SEC”) contain or may contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Reform Act of 1995, which are made in good faith by us.  Forward-looking statements include, but are not limited to: (1) projections of revenues, income or loss, earnings or loss per common share, capital structure and other financial items; (2) plans and objectives of the management or Boards of Directors of CF Bankshares Inc. or CFBank; (3) statements regarding future events, actions or economic performance; and (4) statements of assumptions underlying such statements.  Words such as "estimate," "strategy," "may," "believe," "anticipate," "expect," "predict," "will," "intend," "plan," "targeted," and the negative of these terms, or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  Various risks and uncertainties may cause actual results to differ materially from those indicated by our forward-looking statements, including, without limitation, impacts from the ongoing COVID-19 pandemic on local, national and global economic conditions in general and on our industry and business in particular, including adverse impacts on our customer’s operations, financial condition and ability to repay loans, changes in interest rates or disruptions in the mortgage market, and the effects of various governmental responses to the pandemic, including stimulus packages and programs, and those additional risks detailed from time to time in our reports filed with the SEC, including those identified in “Item 1A.  Risk Factors” of Part I of our Annual Report on Form 10-K filed with SEC for the year ended December 31, 2020, as supplemented by the risk factor set forth in “Item 1A. Risk Factors” of Part II of our Quarterly Report on Form 10-Q filed with the SEC for the quarterly period ended June 30, 2021.

Forward-looking statements are not guarantees of performance or results.  A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement.  We believe that we have chosen these assumptions or bases in good faith and that they are reasonable.  We caution you, however, that assumptions or bases almost always vary from actual results, and the differences between assumptions or bases and actual results can be material.  The forward-looking statements included in this press release speak only as of the date hereof.  We undertake no obligation to publicly release revisions to any forward-looking statements to reflect events or circumstances after the date of such statements, except to the extent required by law.